CONSENT OF ERNST & YOUNG LLP

We consent to the use of our report dated April 24, 1996, except for Note 5, as to which the date is October 23, 1996, with respect to the financial statements of Eastern Ridge Lime, L.P. included in the current report on Form 8-K dated March 17, 1997 of A.P. Green Industries, Inc. and incorporated by reference in Registration Statements (Nos. 33-21012, 33-38323 and 33-35475) on Form S-8 of A.P. Green Industries, Inc.

St. Louis, Missouri
March 14, 1997
                                                         /s/Ernst & Young LLP